Execution

MASTER CUSTODY SERVICES AGREEMENT

This Master Custody Services Agreement (this “Agreement”) is made as of April 20, 2017 by and between each entity identified on Appendix A and each entity which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”), including, if applicable, each series of the Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts (the “Custodian”).

W I T N E S S E T H :

WHEREAS, each Fund wishes to retain the Custodian as the custodian of certain of its assets, and the Custodian is willing to provide such services on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

Each Fund hereby appoints the Custodian as the custodian of certain assets owned and/or controlled by such Fund (such assets shall hereinafter be identified as the “Fund Assets”). Each of the Funds and the Custodian agree that Fund Assets may include uncertificated shares of or other interests in (collectively, “Underlying Interests”) (a) collective investment vehicles, whether in corporate, partnership, trust or other legal form (collectively, “Underlying Funds”), including, but not limited to, inter alia, mutual funds, limited partnership interests, units or other interests in unit trusts, limited liability company interests and interests in non-registered hedge funds or (b) any private placement in equities (“Private Placements”, and together with “Underlying Funds”, “Underlying Investments”). Each of the Funds and the Custodian further agree that the holding by the Custodian of confirmation statements which identify Underlying Interests as being recorded in the Custodian’s name for the benefit of the applicable Fund or in a nominee name of the Custodian for the benefit of the Fund, shall be deemed to constitute the custody by the Custodian of such Underlying Interests for purposes of this Agreement.

The Custodian shall not be responsible for any property constituting the Fund Assets: (i) not received by the Custodian, its agents or its subcustodians as provided herein; or (ii) delivered by or otherwise removed from the custody of the Custodian, its agents or its subcustodians, pursuant to Proper Instructions (as defined in Section 2.14 hereof).

2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY HELD BY THE CUSTODIAN.

2.1 HOLDING SECURITIES.

The Custodian shall hold and segregate from its own property, or direct its agents or its subcustodians to so hold and segregate for each Fund all securities and other noncash property constituting the Fund Assets, other than: (i) securities which constitute the Fund Assets and are held by the Custodian or its agents or subcustodians in a clearing agency which acts as a securities depository or in another book-entry system for the central handling of securities (collectively referred to herein as a “Securities System”); and (ii) Underlying Interests which constitute Fund Assets and are maintained with a Transfer Agent (as defined herein) pursuant to Section 2.2. The Custodian shall identify on its books and records as belonging to each Fund the securities and other noncash property, as applicable, constituting Fund Assets held by: (a) the Custodian, its agents and subcustodians; (b) a Securities System; or (c) a Transfer Agent in accordance with Section 2.2. To the extent that the Custodian or any of its agents or subcustodians holds securities constituting the Fund Assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its Funds, the records of the Custodian shall identify which of such securities constitute Fund Assets.

2.2 DEPOSIT AND MAINTENANCE OF UNDERLYING INTERESTS WITH TRANSFER AGENT.

Each of the Funds and Custodian agree that the provisions of this Section 2.2 shall govern the custody of the Underlying Interests and that, to the extent there is a conflict between said provisions and the provisions of any other Section of this Agreement in respect of Underlying Interests, the terms of this Section 2.2 shall control.

Each of the Funds and the Custodian hereby acknowledges and agree that notwithstanding the custody services to be provided by the Custodian to the Funds hereunder, the books and records maintained by the transfer agent, registrar, administrator, corporate secretary, general partner or other relevant third party service provider (each referred to herein as a “Transfer Agent”) of an Underlying Fund shall be dispositive as to the ownership of Underlying Interests in such Underlying Fund. Each of the Funds and the Custodian further acknowledge and agree that the Custodian’s only responsibilities in respect of the Underlying Interests shall be limited to the following:

(i)

that, upon receipt of a confirmation or statement from a Transfer Agent that such Transfer Agent is holding or maintaining Underlying Interests in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall (a) mark such holdings on its books and records and (b) identify by book-entry that the relevant Underlying Interests are being held by the Custodian (or a nominee thereof) for the benefit of the Fund;

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(ii)

that, in respect of the purchase of Underlying Interests, upon receipt of Proper Instructions, the Custodian shall (a) pay out money from the Fund Assets in furtherance of said purchase of Underlying Interests for the account of a Fund as directed by said Proper Instructions, and (b) record such payment from the account of the Fund on the books and records of the Custodian;

(iii)

that, in respect of the sale or redemption of Underlying Interests, upon receipt of Proper Instructions, the Custodian shall (a) transfer Underlying Interests redeemed for the account of a Fund in accordance with said Proper Instructions, and (b) record such transfer on the books and records of the Custodian and, upon the receipt of related proceeds, record the related payment for the account of the Fund on said books and records; and

(iv)

that, upon receipt of any subscription documentation for Underlying Interests of Underlying Investments including, manually executed originals or copies thereof, (collectively, “Subscription Documents”) from a Fund, the Investment Manager (as defined in Section 11.1), any Transfer Agent or any other third party, the Custodian shall hold and segregate such Subscription Documents from its own property.

The Custodian shall not be liable to the Fund, any Investment Manager or any other third party for any loss, damage, claim, cost, expense or any other liability (collectively, “Losses”) suffered by a Fund, the Fund Assets, any Investment Manager or any other third party which results from the maintenance of an Underlying Fund’s books and records by a Transfer Agent, except to the extent such Losses result solely and directly from the bad faith, negligence or wilful misconduct of the Custodian or its agents.

The Custodian shall also not be responsible for any Subscription Documents: (i) not received by the Custodian, its agents or its subcustodians; or (ii) delivered by or otherwise removed from the control of the Custodian, its agents or its subcustodians, pursuant to Proper Instructions (as defined in Section 2.14 hereof).

2.3 DELIVERY OF SECURITIES.

The Custodian, upon receipt of Proper Instructions (which may be standing instructions when deemed appropriate by the parties hereto), shall release and deliver, or direct its agents or its subcustodians to release and deliver, securities constituting the Fund Assets held by the Custodian, its agents or its subcustodians or maintained by any of them in a Securities System, in the following cases:

(a)

upon sale of such securities for the account or accounts holding the Fund Assets: (i) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivery to the purchaser thereof or to a dealer therefore (or an agent of such purchaser or dealer) against expectation of receiving later payment; or (ii) in the case of a sale effected through a

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Securities System, in accordance with the rules governing the operations of the Securities System;

(b)	upon the receipt of payment in connection with any repurchase agreement related to such securities;

(c)	to the depository agent in connection with tender or other similar offers for securities;

(d)

to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its subcustodians;

(e)

to the issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or subcustodians or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(f)	to brokers, clearing banks or other clearing agents for examination in accordance with “street delivery” custom;

(g)

for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its subcustodians;

(h)

in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities; provided that, unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or its subcustodians;

(i)	for delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund;

(j)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(k)	in connection with securities lending by the Fund; and

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(l)

for any other purpose, but only upon receipt of Proper Instructions specifying the securities to be delivered and naming the person or persons to whom and the purpose for which delivery of such securities shall be made.

2.4 REGISTRATION OF SECURITIES.

Securities held by the Custodian, its agents or its subcustodians (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Fund or in the name of any nominee of the Fund or the Custodian or in the name of any nominee of the Custodian or in the name of any of the Custodian’s agents or subcustodians (or any of their nominees). The Custodian, its agents and its subcustodians shall not be obligated to accept securities constituting (in whole or in part) the Fund Assets under the terms of this Agreement unless such securities are in good delivery form.

2.5 BANK ACCOUNTS.

The Custodian, its agents or its subcustodians may open and maintain one or more accounts in the name of the Custodian or otherwise, in such banks, trust companies, or deposit taking institutions and upon such terms, as they may, in their discretion, deem advisable, including the Custodian, its subcustodians or any affiliates of the Custodian or the subcustodians, subject only to draft or order by the Custodian, its agents or its subcustodians acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, cash received by, from or for the Fund, and shall be under no duty of disclosure or accounting to the Fund or the Fund Assets with regard to the earnings on the investment of such cash, other than to disclose to the Fund interest at the stated rate, if any, paid on such accounts.

In accordance with the laws of The Commonwealth of Massachusetts, United States of America, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgement of the Custodian, harm to the employees or property of the Custodian.

The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of the Custodian. The Custodian shall repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist. All currency transactions are subject to the exchange control regulations of the United States, the laws of the country of the currency or the laws of the branch where the account is maintained.

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2.6 FOREIGN EXCHANGE.

             A.     GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

            B.     FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers (the “Client Publications”), the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

            C.     FUND ACKNOWLEDGEMENT Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)

shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set

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forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

             D.     TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

2.7 CREDIT OF INCOME.

The Custodian, its agents or its subcustodians shall credit all income and other payments received by them with respect to the securities held hereunder to the Fund Assets. The collection of income due to the Fund Assets on securities loaned, other than through participation in securities lending programs sponsored by the Custodian or its affiliates, shall not be the responsibility of the Custodian.

2.8 PAYMENT OF FUND ASSETS MONEYS.

Upon receipt of Proper Instructions (which may be standing instructions), the Custodian shall pay out or direct its agents or its subcustodians to pay out, money from the Fund Assets in the following cases:

(a)

upon the purchase of securities for the account or accounts holding the Fund Assets: (i) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such securities; or (ii) in the case of a purchase effected through a Securities System, in accordance with the rules governing the operations of such Securities System;

(b)	in connection with conversion, exchange or surrender of securities as set forth in Section 2.3 hereof;

(c)	for the payment of any expense or liability including but not limited to the following payments: interest, taxes, management, accounting, legal fees and operating expenses;

(d)	for payment of the amount of the dividends received in respect of investments sold short;

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(e)

for the purchase or sale of foreign exchange contracts for the account or accounts holding the Fund Assets, including transactions executed with or through the Custodian, its agents or its subcustodians;

(f)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(g)	in connection with securities lending by the Fund; and

(h)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

2.9 APPOINTMENT OF AGENTS AND SUBCUSTODIANS.

The Custodian may at its discretion appoint or remove agents or subcustodians to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided that, the Custodian determines that the Fund Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of the Fund Assets, including without limitation:

(a)

the agent’s or subcustodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

(b)	whether the agent or subcustodian has the requisite financial strength to provide reasonable care for the Fund Assets;

(c)	the agent’s or subcustodian’s general reputation and standing;

(d)

whether the Fund, if it were domiciled in the United States and registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), would have jurisdiction over and be able to enforce judgments against the agent or subcustodian such as by virtue of the existence of offices in the United States or consent to service of process in the United States, as to which the Custodian shall be entitled to rely upon Proper Instructions; provided, however, that this clause is not intended to give any contractual assurances as to the actual or implied rights of the Fund.

Each agreement pursuant to which the Custodian employs a subcustodian or agent shall:

(i)	be in writing;

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(ii)	require the subcustodian or agent to exercise reasonable care in the performance of its duties based upon the standards in the relevant market;

(iii)

provide that the Fund Assets shall not be subject to any right, charge, security interest or lien in favor of the subcustodian or agent except for a claim of payment for their safe custody or administration;

(iv)	provide that the beneficial ownership of the Fund Assets shall be freely transferable without the payment of money or value other than for safe custody or administration;

(v)

indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the subcustodian’s or agent’s performance of such obligations;

(vi)

provide that adequate records will be maintained identifying the Fund Assets as belonging to the Fund or being held by a third party for the benefit of the Fund and reasonable access to those records is given to the Custodian or any of the Custodian’s representatives (including the Fund’s independent public accountants) to the extent permitted by law in the relevant market, that the subcustodian’s facilities shall be open to the physical, on-premises inspection by the Custodian or any of the Custodian’s representatives; and

(vii)

provide that the Fund will receive periodic reports with respect to the safekeeping of the Fund Assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing assets held for the benefit of the Fund.

At the Fund’s election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a subcustodian or agent as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim. Notwithstanding the foregoing, each of the Fund and the Custodian hereby agree that no Transfer Agent will be deemed to be an agent or a subcustodian of the Custodian for purposes of this Section 2.9 or for any other provision of this Agreement.

2.10 REPORTING REQUIREMENTS RELATED TO AGENTS AND SUBCUSTODIANS

The Custodian shall report the withdrawal of the Fund Assets from a subcustodian and the placement of such assets with another subcustodian by the end of the calendar quarter in which the change has occurred. The Custodian shall make reports notifying the Investment Manager or the Fund of any other material changes in the subcustody arrangement of the Fund described in Section 2.9 after the occurrence of the material change..

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2.11 MONITORING AGENTS AND SUBCUSTODIANS.

In each case in which the Custodian maintains the Fund Assets with an agent or subcustodian selected by the Custodian, the Custodian shall establish a system to monitor (i) the appropriateness of maintaining the Fund Assets with such agent or subcustodian and (ii) the performance of the contract governing the custody arrangements established by the Custodian with the agent or subcustodian. In the event the Custodian determines that the custody arrangement with an agent or subcustodian no longer meets the requirements set forth in Section 2.9, the Custodian shall notify the Fund as soon as reasonably practicable and shall act in accordance with Proper Instructions with respect to the withdrawal of Fund Assets from such agent or subcustodian. The Custodian will not place or maintain the Fund Assets with any securities depository except in accordance with Proper Instructions from the Fund to execute a transaction that requires the use of a securities depository or otherwise.

2.12         PROXIES.

The Custodian will act in accordance with Proper Instructions with regard to proxies, consent solicitations and other similar solicitations received by the Custodian from its agents or its subcustodians or from issuers of the securities being held as Fund Assets. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

2.13         COMMUNICATIONS RELATING TO SECURITIES CONSTITUTING FUND ASSETS.

The Custodian shall make reasonable efforts to transmit to a Fund written information (or a synopsis thereof) received by the Custodian from its agents or its subcustodians or from issuers of the securities being held as Fund Assets or from the party (or its agents) making any cash or exchange offer, including but not limited to proxy solicitation materials. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other property held by it as Fund Assets unless: (i) the Custodian or its agents or subcustodians are in actual possession of such securities or property; (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power; and (iii) both (i) and (ii) occur at least three (3) business days prior to the date on which the Custodian is to take action to exercise such right or power.

2.14         PROPER INSTRUCTIONS.

The term “Proper Instructions” shall mean instructions (including standing instructions) received by the Custodian from a Fund, an Investment Manager, or any person duly authorized by either of them (each, an “Authorized Person”). Such instructions shall be transmitted in writing, and may be given by: (i) a writing signed by the Authorized

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Person; (ii) a tested communication; (iii) a communication utilizing access codes effected between electro-mechanical or electronic devices; or (iv) such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the Authorized Person giving such instructions (including, without limitation, oral instructions). Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by an Authorized Person to give such instructions with respect to the transaction involved. Such Authorized Person shall cause any and all oral instructions to be confirmed in writing, provided, however, that the Custodian shall have no responsibility or liability to the Fund or the Fund Assets, and shall be indemnified and held harmless by the Fund, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Fund shall cause its duly-authorized officers to certify to the Custodian in writing the names and specimen signatures of Authorized Persons. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from the Fund or an Investment Manager, as applicable, to the contrary.

Upon any acquisition or disposal or other dealing in the securities or other property constituting the Fund Assets and upon every delivery or transfer of any property to the Custodian hereunder, and where the Custodian shall be requested to distribute or otherwise deal with any property, the Fund or any person duly authorized by it shall specify where relevant the following items:

(a)	dealing date;

(b)	whether sale or purchase or, if another type of transaction, details of the same;

(c)	descriptions of the property in question;

(d)	quantity;

(e)	price per unit;

(f)	amount of money to be received or delivered;

(g)	currency information;

(h)	name of the stockbrokers and other persons, firms or companies concerned with the execution of the purchase, sale or other transactions;

(i)	settlement date; and

(j)	any other relevant details.

The Custodian shall have no obligation to act on any instructions purported to be given which do not specify any of the above, but the provisions of this Agreement shall apply in the event that the Custodian decides to act upon such purported instructions, and such instructions shall be considered Proper Instructions for purposes of this Agreement. The

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Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

2.15         ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may, at its discretion and without express authority from the Fund, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property constituting the Fund Assets.

2.16         EVIDENCE OF AUTHORITY.

The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of a Fund, an Investment Manager or any other Authorized Person.

2.17         SECURITIES LENDING PROGRAMS.

When directed in writing by the Fund, the Custodian shall participate in securities lending programs sponsored by the Custodian or any affiliate of the Custodian pursuant to the terms of a securities lending authorization agreement between the Fund and the Custodian (or such affiliates).

3.	CUSTODIAN REPORTING AND RECORDKEEPING.

(a)    The Custodian shall render to the Fund (i) on a daily basis, (x) a report of all monies received as, or paid from, the Fund Assets (including cash balances as of the closing date of the report), (y) an itemized statement of the securities held as Fund Assets under this Agreement, (z) a list of all securities transactions that remain unsettled as of the end of each day, and (ii) such other reports as the parties shall agree will be provided from time to time.

(b)    The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in accordance with a Fund’s organizational documents and applicable law. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund.

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4.	REMOTE ACCESS SERVICES.

Each of the Funds and the Custodian agree to be bound by the terms of the Remote Access Services Addendum attached hereto as Exhibit A. Each Fund acknowledges that the data and information it will be accessing from the Custodian is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the relevant account and other causes for which the Custodian will not be liable to the Fund.

5.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to any organization appointed by a Fund to keep the books of account of such Fund and compute the net asset value per Interest of the outstanding Interests of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and compute such net asset value per Interest but only on a “book basis,” and the Custodian shall have no responsibility for determining any tax accounting for the Fund with respect to the Fund or with respect to any holder’s interest in the Fund. If so directed, the Custodian shall also calculate the net income of the Fund as may be agreed upon by the Custodian and the Fund but likewise, only on a book basis, and shall advise the Fund of the total amounts of such net income and, if instructed in writing to do so, shall advise the Fund periodically of the division of such net income among its various components. The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Interests held by it on behalf of the Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 5 and in Section 3(b); provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Interest and the income of the Fund shall be made at such time or times as may be agreed upon by the Custodian and the Fund.

6.	COMPENSATION OF CUSTODIAN.

The Custodian shall be entitled to compensation for its custodial and other services and expenses as Custodian as set forth in a written fee schedule (“Fee Schedule”) between the parties hereto, until a different compensation shall be agreed upon in writing by the Funds and Custodian.

Notwithstanding anything herein to the contrary, each of the Funds and the Custodian acknowledge and agree that the Investment Managers may pay directly to the Custodian all or any portion of the fees and expenses described in this Section 6 that become due to

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the Custodian from time to time; provided, however, that in no event shall such direct payment arrangement limit or otherwise affect any Fund’s obligations to pay the fees and expenses described in this Section 6 that become due to the Custodian which are not actually paid by the Investment Managers.

7.	RESPONSIBILITY OF CUSTODIAN.

7.1 STANDARD OF CARE.

The Custodian shall at all times exercise reasonable care and due diligence and act in good faith in the performance of its duties hereunder, taking into account the laws, customs, and facts and circumstances prevailing in the jurisdictions in which the Fund elects to invest, provided, however, that the Custodian shall not be liable to any Fund for any loss, damage, claim, cost, expense or other liability arising under or in connection with this Agreement unless caused by the Custodian’s own bad faith, negligence or willful misconduct in the discharge of its duties hereunder or as otherwise provided in this Agreement. The Custodian shall be responsible for the performance of only such duties that are expressly set forth in this Agreement, as the same are carried out in accordance with what the Custodian reasonably believes to be local market practice or otherwise in accordance with its operating policies and procedures, and shall have no responsibility for the acts or omissions or any other person, including, without limitation, third-parties or as otherwise provided in this Agreement. The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form, of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or instrument reasonably believed by it to be genuine and to be signed or otherwise given by the proper party or parties.

7.2 INDEMNIFICATION.

The Custodian shall be kept indemnified by and shall be without liability to a Fund and the Fund Assets for any and all losses, damages, claims, costs, actions, liabilities, suits, proceedings or expenses (including reasonable attorney’s fees and disbursements) (each an “Indemnifiable Loss”) which may arise in connection with the property held hereunder or otherwise in connection with this Agreement, including, without limitation, any Indemnifiable Loss suffered or incurred as a result of: (i) the acts or omissions of the Fund, the Investment Manager or any third party, including any Transfer Agent, whose data or services, including records, reports and other information, the Custodian must rely upon in performing its duties hereunder; or (ii) acting upon any Proper Instructions reasonably believed by it to have been duly authorized by the Fund, the Investment Manager or any other Authorized Person, provided any such Indemnifiable Loss has not arisen out of the Custodian’s own bad faith, negligence or willful misconduct.

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A Fund is not responsible or liable for, and the Custodian will indemnify and hold the Fund harmless from and against, any and all losses, damages, claims, costs, actions, liabilities, suits, proceedings or expenses (including reasonable attorney’s fees and disbursements) which may be asserted against or incurred by the Fund or for which the Fund may be held to be liable, arising out of or attributable to the Custodian’s failure to comply with the terms of this Agreement or arising solely out of the Custodian’s own bad faith, negligence or willful misconduct.

7.3 CONDUCT OF CLAIMS.

A.

In connection with the indemnification provided by the Custodian to a Fund pursuant to Section 7.2 as well as the indemnification provided by a Fund to the Custodian pursuant to Section 7.2, the indemnified party may make claims for indemnification by giving written notice thereof to the indemnifying party after it receives notice of a third-party claim, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by the third party.

B.

Within thirty (30) days (or such other period as the parties may agree in writing) after receiving any such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third-party claim at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within thirty (30) days (or such other period as the parties may agree in writing) after the receipt of notice thereof, it shall be deemed to have accepted and agreed to indemnify the claim.

C.

The indemnifying party shall be entitled to direct the defense against a third-party claim with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third-party claim at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim (with counsel selected by the indemnified party), and to compromise or settle it, exercising

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reasonable business judgment. If the third-party claim is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party. The indemnifying party shall have the right to settle any third-party claim without the consent of the indemnified party provided that such settlement (i) fully releases the indemnified party from any liability and provides no admission of wrongdoing, and (ii) does not subject the indemnified party to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (i) and (ii) above, then the indemnified party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

7.4 LIMITATION OF LIABILITY.

Without prejudice to the generality of the foregoing, the Custodian shall be without liability to any Fund or the Fund Assets for any loss, damage, claim, cost, expense or other liability resulting from or caused by: (i) events or circumstances beyond its reasonable control, including without limitation, acts of war or terrorism, governmental or quasi-governmental actions, including the suspension of trading or the suspension of foreign exchange, interruptions of telecommunications or other utilities and other force majeure events; (ii) errors by the Fund, any Investment Manager or any other authorized person (as applicable) in its instructions to the Custodian; (iii) the failure of the Fund, any Investment Manager or any other authorized person (as applicable) to adhere to the Custodian’s operational policies and procedures that have been communicated to the Investment Manager or Fund; (iv) any acts, omissions or insolvency of a Securities System or Transfer Agent; (v) any delay or failure of any broker, agent, intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s subcustodian or agent securities purchased or in the remittance of payment made in connection with the securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, or the Custodian’s subcustodians, nominees or agents, or any consequential damages or losses arising out of such delay or failure to transfer such securities including, without limitation, non-receipt of bonus, dividends and rights and other accretions of benefits; or (vii) any delays or inability to perform its duties resulting from disorder in market infrastructure with respect to any particular security or Securities System. The Custodian shall use commercially reasonable efforts to notify the Fund of such events as stated in sub-sections (i) through (vii) above as soon as reasonably practicable. The Custodian shall be entitled to rely on, and may act upon, advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

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7.5 CONFLICTING CLAIMS.

In the event of any dispute or conflicting claims by any person or persons with respect to securities or other property held as Fund Assets, the Custodian shall be entitled to refuse to act until either: (a) such dispute or conflicting claim shall have been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian shall have received written evidence satisfactory to it of such determination or agreement; or (b) the Custodian shall have received an indemnity, security or both, satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions.

7.6 THIRD PARTY INFORMATION.

A Fund and any third party agents including, without limitation, any Transfer Agent, (each, a “Third Party Agent”) from which the Custodian shall receive or obtain certain records, reports and other data in connection with the services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss, damage, claim, cost, expense or other liability suffered by the Fund, the Fund Assets or any other party as a result of the Custodian’s reasonable reliance on and utilization of such information.

7.7 Legal, Regulatory and Investment Manager Compliance.

The Custodian shall have no obligation to review, monitor or otherwise ensure compliance by a Fund with: (i) any law, regulation, policy, restriction or guideline applicable to the Fund, the Fund Assets or any Investment Manager; or (ii) any term or condition of any agreement between the Fund and any third party, including the Investment Manager.

7.8 RESPONSIBILITY FOR PROPERTY HELD BY SUBCUSTODIANS AND AGENTS.

Except as otherwise provided in this Agreement, the Custodian shall exercise reasonable care in the selection, retention or monitoring of its subcustodians and agents. With respect to any direct losses, damages, claims, costs, expenses or other liabilities incurred by a Fund or the Fund Assets as a result of the acts or the failure to act by any agent or subcustodian of the Custodian taking into account the facts and circumstances of the relevant market conditions, the Custodian shall have the same (and no more or less) responsibility to the Fund as any such subcustodian or agent has to the Custodian. In connection therewith, the Custodian agrees to take commercially reasonable action to pursue those claims that have been brought to its attention for such losses, damages, claims, costs, expenses or other liabilities, as applicable, from such subcustodian or agent.

Notwithstanding the foregoing or any other provision of this Agreement, each Fund acknowledges and agrees that the Custodian shall not be liable to the Fund, the Fund

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Assets, the Investment Manager or any other party for any loss, damage, claim, cost, expense or other liability arising from the bankruptcy, insolvency or receivership of any such subcustodian or agent. The Fund further acknowledges and agrees that Transfer Agents shall not be deemed to be subcustodians or agents of the Custodian for purposes of this Section 7.7 or for any other provision of this Agreement. Nothing in this Section 7.7 shall relieve the Custodian of its responsibilities to perform its obligations under Sections 2.9 and 2.10 in accordance with the standard of care set forth in Section 7.1.

7.9 INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES.

Notwithstanding anything to the contrary in this Agreement, each of the Funds and Custodian hereby agree that in no event shall any party to this Agreement be liable to the other party for indirect, special or consequential damages, or for any damages of a similar nature.

8.	SECURITY INTEREST.

8.1 CREATION OF SECURITY INTEREST.

To secure the due and punctual payment of all liabilities, whether actual or contingent (“Liabilities”), of a Fund to the Custodian now or hereafter arising or incurred under or in connection with this Agreement, the Fund hereby grants to the Custodian a security interest in: (i) all of the Fund’s cash, deposit accounts, securities and other investment property, and other assets, whether now existing or hereafter acquired or created, in the possession or under the control of any of the Custodian and its agents, affiliates and subcustodians; and (ii) any and all proceeds of any thereof (collectively, the “Collateral”). The Liabilities include, without limitation, (a) the obligations of the Fund to the Custodian in relation to any advance of cash or securities for any purpose; (b) the obligations of the Fund to the Custodian (in its capacity as foreign exchange provider or otherwise) in relation to any spot or forward foreign exchange contracts or any other foreign exchange contract or facility entered into with the Fund; and (c) the obligations of the Fund to reimburse the Custodian for any taxes, interest, charges, expense, assessments, or other liabilities that may be assessed against or imposed on the Custodian under or in connection with this Agreement, except such Liabilities as may arise from the Custodian’s own bad faith, negligence or wilful misconduct in the performance of its duties hereunder. Notwithstanding the foregoing, in no event shall the Custodian have any obligation to advance any cash or securities to, or on behalf of, the Fund.

8.2 SECURED PARTY AND OTHER RIGHTS.

In the event that a Fund fails to satisfy any of the Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under applicable law, the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of

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Massachusetts. Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, without notice to the Fund, to withhold delivery of any Collateral, sell or otherwise realize any such Collateral and to apply the money or other proceeds and any other monies credited to the cash accounts in satisfaction of such Liabilities. The Fund acknowledges that, in the Custodian exercising any such rights or remedies against any of the Collateral, it will be commercially reasonable for the Custodian: (i) to accelerate or cause the acceleration of the maturity of any fixed term deposits comprised in the Collateral; and (ii) to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

9.	SECURITY CODES.

If the Custodian has issued to a Fund (or any duly-authorized agent thereof) security codes, passwords, or test keys in order that the Custodian may verify that certain transmissions of information, including Proper Instructions, have been originated by the Fund (or such agent), the Custodian shall be kept indemnified by and be without liability to the Fund or the Fund Assets for any action taken or omitted by it in reliance upon receipt by the Custodian of transmissions of information with the proper security code or password, including instructions purporting to be Proper Instructions, which the Custodian reasonably believes to be from the Fund (or its duly-authorized agent). The Fund shall, and procure that any duly-authorized agent shall, safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

10.	TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, the Fund Assets or the Custodian as custodian of the Fund Assets by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian, as custodian of the Fund (or the Fund Assets) by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use commercially reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided appropriate tax information.

The Custodian shall be kept indemnified by and shall be without liability to the Fund or the Fund Assets for any such obligations including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expense (including legal expenses) that may be assessed against the Fund the Fund Assets or the Custodian as Custodian of the Fund and the Fund Assets.

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11.	INVESTMENT MANAGERS.

11.1         APPOINTMENT AND TERMINATION OF INVESTMENT MANAGERS.

A Fund at any time may appoint one or more persons to manage the investment of all or any portion of the Fund Assets (each an “Investment Manager”). In such event, the Fund shall promptly notify the Custodian of the appointment of such Investment Manager, and of the portion of the Fund Assets over which the Investment Manager may exercise its authority. the Fund shall promptly notify the Custodian of the termination of any Investment Manager.

11.2         AUTHORITY OF INVESTMENT MANAGERS.

The Custodian, in performing its duties under this Agreement, shall be entitled to rely upon Proper Instructions from any Investment Manager upon receipt from a Fund of the written notice relating to the appointment of such Investment Manager described in Section 11.1 above, with such limitations as the Fund and the Custodian may by written agreement provide. In the absence of such limitations, the Custodian shall be entitled to accept Proper Instructions from the Investment Manager upon the assumption that the Investment Manager may exercise full discretion with regard to all matters under this Agreement.

12.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.

12.1 REPRESENTATIONS AND WARRANTIES AND COVENANTS OF FUND.

Each Fund represents and warrants and covenants, as applicable, to the Custodian that:

(a)	the Fund has the power and authority under applicable law and the documents or instruments governing the Fund, including its organizational documents, to:

(i)	appoint the Custodian as custodian of the Fund Assets and to execute, deliver and perform this Agreement for and on behalf of the Fund; and

(ii)

grant to the Custodian the rights against the Fund Assets (including, without limitation, the security interests, liens and rights of set-off referred to in Section 8) in connection with the obligations of the Fund

(b)

the execution, delivery and performance of this Agreement by the Fund constitutes a valid and binding obligation of the Fund, and that such execution, delivery and performance will not violate any applicable law, rule, regulation, governing document, contract or other material agreement binding on the Fund;

(c)	in giving any instructions, which purport to be Proper Instructions under this Agreement, the Fund will act, and will cause any agent appointed by it or any

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Investment Manager to act, in accordance with the provisions of all documents establishing the Fund and governing the Fund Assets and any related laws and regulations;

(d)

the Fund will disclose to the Custodian such information, including, but not limited to, information concerning itself and Fund Assets, as is reasonably required by the Custodian for the performance of the Custodian’s duties hereunder or as otherwise required by applicable law or legal process;

The Fund shall be deemed to repeat each of the foregoing representations and warranties on each date on which the Fund gives instructions to the Custodian (including, without limitation, instructions in relation to any foreign exchange transaction).

12.2         ADDITIONAL COVENANTS OF FUND.

Each Fund shall, as and when requested by the Custodian, provide the Custodian with evidence satisfactory to the Custodian that the warranties set out in Sections 12.1(a), 12(d) and 12.1(e) are true and correct.

12.3         REPRESENTATIONS AND WARRANTIES OF CUSTODIAN.

The Custodian represents and warrants to the Fund that:

(a)	the Custodian has the power and the authority under its charter to enter into and perform its obligations under this Agreement;

(b)	the Custodian has duly executed this Agreement so as to constitute valid and binding obligations of the Custodian;

(c)

the execution and delivery of this Agreement by the Custodian and the performance of and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, is such consent is required, it has been obtained; and

(d)

there is no known litigation pending or threatened which, if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian hereunder, or which would have a material adverse effect on the financial condition of the Custodian.

12.4         ADDITIONAL COVENANTS OF CUSTODIAN.

To the extent possible, the Custodian shall, as and when requested by a Fund, provide the Fund with evidence satisfactory to the Fund that the warranties set out in Sections 12.3(a) and 12.3(d) are true and correct.

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13.	REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS.

The Custodian shall provide a Fund, at such times as the Fund may reasonably require, reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding investments, including futures contracts and options on futures contracts, relating to the services provided by the Custodian under this Agreement, which reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

14.	EFFECTIVE PERIOD, AMENDMENT AND TERMINATION.

This Agreement shall become effective as of the date set forth herein, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect, in the case of a termination by a Fund, not sooner than sixty (60) days after the date of such delivery or mailing, and in the case of a termination by the Custodian, not sooner than sixty (60) days after the date of such delivery or mailing, unless a different period is agreed to in writing by the parties.

Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund.

Upon termination of this Agreement, the applicable Fund shall, upon demand, pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

To the extent that Fund Assets are held by or registered in the name of the Custodian, its sub-custodians or other agents, or any nominee thereof, for the benefit of the Fund in connection with the provision of services to the Fund by the Custodian under this Agreement, the Fund hereby agrees to take any and all actions necessary or required to effectuate the re-registration of any such Fund Assets into another nominee name, or otherwise, as notified to the Custodian by Proper Instructions.

15.	ACTION ON TERMINATION.

If a Fund shall have appointed a successor custodian to serve as custodian of the Fund Assets upon termination of this Agreement, the Custodian shall, upon receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all Fund Assets then held by it hereunder and shall transfer to an account of the successor custodian all Fund Assets held by the Custodian in a Securities System.

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If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Fund such Fund Assets, funds and other properties in accordance with such instruction.

In the event that securities, funds and other property remain in the possession of the Custodian, its agents or its subcustodians after the date of termination hereof owing to failure of the Fund to appoint a successor custodian or to give Proper Instructions with regard to such assets, the Custodian may cause such property to be delivered to the Fund at the Fund’s sole risk and expense. The Custodian shall be entitled to fair compensation for its services and payment of all expenses incurred during such period as the Custodian retains possession of such securities, funds and other property after termination of this Agreement. Such compensation and expenses shall in no event be less than those to which the Custodian is entitled under this Agreement.

16.	NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund::	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
[Applicable Fund] 650 Newport Center Drive
Newport Beach, CA 92660
Attention: William G. Galipeau
Telephone: (949) 720-4535
Telecopy: (949) 467-7641

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
801 Pennsylvania
Kansas City, MO 64105
Attention: Brock Hill
Telephone: (816) 871-9501
Telecopy: (816) 871-5506

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of telecopy on the business day of receipt thereof (as confirmed by the sender thereof by receipt of an ‘error-free’ transmission report at the completion of the relevant transmission), and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

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17.	PROXY.

Each Fund does hereby irrevocably appoint the Custodian or any of its directors, officers or employees (from time to time duly appointed or authorized in writing by the Custodian for the purposes herein, the certificate of the Custodian of such appointment to be final and conclusive) to be the Fund’s attorney or attorneys for and in the name of the Fund or otherwise, with full powers of substitution from time to time, for each and all of the purposes hereunder, to sign and execute all documents and perform all acts and things the Custodian considers expedient or necessary for any of the purposes hereunder, and in that respect to employ and pay agents and generally to secure any appropriate assistance which the Custodian may consider necessary for the purposes of this Agreement.

The Fund does hereby declare that each and every receipt, deed, matter and thing which shall be properly given, made, executed or done by the attorney for the purposes hereunder shall be as good, valid and effectual to all intents and purposes as if the same had been signed, sealed, delivered, given, made, or done by the Fund. The Fund does hereby further undertake at all times to ratify whatever the attorney shall lawfully do or cause to be done in or concerning the property by virtue of this Agreement and power of attorney.

18.	LAW TO APPLY; CONSENT TO NON-EXCLUSIVE JURISDICTION.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, United States of America, excluding the conflicts of laws principles thereof. Each Fund hereby submits to the nonexclusive jurisdiction of the courts of the United States of America and The Commonwealth of Massachusetts, including any appellate courts thereof.

19.	ASSIGNMENT.

Neither this Agreement nor any rights hereunder shall be assigned by any party hereto without the prior written consent of the other party, provided, however, that Custodian may assign its interests herein to any of its respective affiliates or subsidiaries with prior notification to the Fund.

20.	CONFIDENTIALITY.

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations or otherwise marked as “confidential” (“Confidential Information”) shall be treated as confidential. Each party’s Confidential Information is and shall remain the sole and exclusive property of that party. All Confidential Information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other

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obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. All third parties receiving Confidential Information from a Receiving Party and a Receiving Party’s agents and service providers shall be subject to an obligation or duty of confidentiality. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information. In the event of any disclosure of Confidential Information by a Receiving Party pursuant to clause (c) or (d) of the preceding sentence, the Receiving Party shall provide notice to the Disclosing Party prior to making such disclosure or, if prior notice is not reasonably practicable under the circumstances, notice within a reasonably prompt period of time following such disclosure; provided the Receiving Party is not prohibited by law, rule, regulation or instruction from a governmental authority from providing such notice to the Disclosing Party. Notwithstanding anything herein to the contrary, with the prior written consent of the Fund, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including a Fund, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund. In addition to all other remedies, the disclosing party shall have the right to have the provisions of this Section 20 specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of available remedies at law, it being acknowledged and agreed that any such violation shall cause irreparable injury to the disclosing party and that monetary damages will not provide an adequate remedy for a breach of the provisions of this Section 20.

21.	ERISA MATTERS.

Each Fund hereby covenants and agrees during the term of this Agreement that: (i) the aggregate interest in any class of shares of the Fund held by benefit plan investors (as such term is interpreted under the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder (“ERISA”)) shall not at any time equal or exceed twenty-five per cent (25%) of the outstanding shares of such class without the prior written consent of the Custodian; and (ii) the Fund shall not, without the prior written consent of the Custodian, permit the assets of the Fund to be deemed assets of an employee benefit plan which is subject to ERISA. Upon written notice, the Custodian shall be entitled to terminate this Agreement, effective immediately, in the event that this Section 21 is breached by the Fund.

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22.	SHAREHOLDER COMMUNICATIONS.

U.S. Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of Funds to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the name of the Fund and its address and share position to requesting companies whose stock is owned by the Fund. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [    ] The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [ X ] The Custodian is not authorized to release the Fund’s name, address, and share positions.

23.	SEVERABILITY.

Each section, subsection (or paragraph), and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall be determined finally to be unlawful, invalid or unenforceable, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

24.	COUNTERPARTS.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

25.	ENGLISH LANGUAGE.

This Agreement is written in the English language. The English language text of this Agreement shall prevail over any translation thereof.

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26.	AMENDMENTS.

No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

27.	REGULATION GG

The Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Fund hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

28.	PROVISIONS SURVIVING TERMINATION.

The provisions of Sections 4, 7, 8, 9, 10, 14, 15, 18 and 20 of this Agreement shall survive termination of this Agreement for any reason.

29.	ADDITIONAL FUND.

If any entity in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the entity shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the entity shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 12.1.

30.	THE PARTIES.

All references in this Agreement to the “Fund” are to each of the entities listed on Appendix A, and each entity made subject to this Agreement in accordance with Section 29 above, individually, as if this Agreement were between the individual Fund and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

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State Street: Limited Access

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative(s) as of the date set forth above.

PIMCO ST FLOATING NAV IV SUBSIDIARY LLC

By: /s/ Henrik Larson

Name: Henrik Larsen

Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

State Street: Limited Access

APPENDIX A

TO

MASTER CUSTODY SERVICES AGREEMENT

PIMCO ST Floating NAV IV Subsidiary LLC

State Street: Limited Access

EXHIBIT A

REMOTE ACCESS SERVICES ADDENDUM TO CUSTODY SERVICES AGREEMENT

ADDENDUM to that certain Master Custody Services Agreement, dated as of April 20, 2017 (the “Agreement”) between each entity identified on Appendix A thereto (“you” or the “Customer”) and STATE STREET BANK AND TRUST COMPANY, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third party accounting and other systems in conjunction with the services that State Street provides to you. In this regard, State Street maintains certain information in databases under State Street ownership and/or control that State Street makes available to customers (the “Remote Access Services”).

The Services

State Street agrees to provide you, the Customer, and your designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third party vendors for use of the System and access to the Remote Access Services. You are responsible for any use and/or misuse of the System and Remote Access Services by your Authorized Designees. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by you or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the RAA Fee Schedule in effect from time to time between the parties (the “RAA Fee Schedule”). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions

State Street: Limited Access

contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third party vendors (the “Proprietary Information”). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street’s databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

You agree that neither you nor your Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street: Limited Access

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and you and your Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third party vendors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding and allow State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street’s sole option, to (i) procure for you the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy available to you for the matters described in this section.

Termination

Either party may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days’ prior written notice in the case of notice of termination by State Street to you or thirty (30) days’ notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term

State Street: Limited Access

and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to you. Your use of any third party System is contingent upon your compliance with any terms and conditions of use of such System imposed by such third party and State Street’s continued access to, and use of, such third party System. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes our entire understanding with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

State Street: Limited Access